UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2022

ArrowMark Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-189307	90-0934878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fillmore Street, Suite 325, Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 398-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BANX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 27, 2022, ArrowMark Financial Corp., a registered closed-end investment company (the “Company”) entered into an Amended and Restated Credit Agreement (the “Agreement”) with Texas Capital Bank (the “Administrative Agent”), as administrative agent, and the lenders thereto, amending the terms of the Company’s existing Credit Agreement dated June 9, 2014 (as the same was amended from time to time, the “Existing Agreement”).

The Agreement modifies the Existing Agreement by, among other things, (i) increasing the maximum available revolving credit amount to $70,000,000 from $62,000,000, (ii) providing for an interest rate based on the Secured Overnight Financing Rate, and (iii) extending the facility’s maturity until May 27, 2025 (which may be extended until May 27, 2026 at the option of the Company). At closing, two additional lenders joined the lending group. The Company intends to use the borrowing proceeds in furtherance of its investment objective by investing in banking related investments and other securities, and to support its working capital needs.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWMARK FINANCIAL CORP.

Date: June 3, 2022

	By:	/s/ Patrick J. Farrell
Name: Patrick J. Farrell
Title: Chief Financial Officer